EXHIBIT 23.1






     CONSENT OF INDEPENDENT
     CERTIFIED PUBLIC ACCOUNTANTS


    nStor Technologies, Inc.
    West Palm Beach, Florida


    We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated February 20, 1998 (except as to Notes 6 and 14, which are as of April 14, 1998) relating to the consolidated financial statements of nStor Technologies, Inc. and subsidiaries appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 1997.

    We also consent to the reference to us under the caption
"Experts" in the Prospectus.



                                   BDO Seidman, LLP





    Orlando, Florida

    December 22, 1998